Exhibit 99.1

                Semtech Announces Selected Third Quarter Results


    CAMARILLO, Calif.--(BUSINESS WIRE)--Nov. 30, 2006--SEMTECH
CORPORATION (NASDAQ: SMTC), a leading producer of high performance analog and mixed-signal semiconductors, today reported selected un-audited financial results for its third quarter of fiscal year 2007 that ended October 29, 2006.

    Net sales for the third quarter of fiscal year 2007 were $63.7 million, up 5 percent from $60.9 million in the third quarter of fiscal year 2006 and down 2 percent sequentially when compared to the second quarter of fiscal year 2007. New orders for the third quarter of fiscal year 2007 exceeded shipments, resulting in a positive book-to-bill ratio for the quarter.

    Semtech had $326.4 million of cash, cash equivalents and marketable securities as of October 29, 2006, which was up $19.0 million from the balance on July 30, 2006.

    Mohan Maheswaran, Semtech's President and Chief Executive Officer, commented, "Relative pockets of strength within the third quarter included the medical, military and industrial end-markets. In contrast, demand related to computing and handset applications were well below normal for this time of year."

    Mr. Maheswaran added, "Given limited visibility from our customer base, we are forecasting that sales for the fourth quarter will be down in a range of 6 to 8 percent as compared with the third quarter. Near-term market conditions aside, Semtech remains focused on completing the restatement process, strategically realigning certain product lines and improving execution."

    As previously reported, the Company has been engaged in an internal review of its stock option practices in light of an informal SEC inquiry and Federal grand jury subpoena. On July 20, 2006, the Company announced that, although the investigation was ongoing, it had concluded that accounting measurement dates for certain stock option grants differ from the measurement dates previously used for such awards. As a result, new accounting measurement dates will apply to the affected option grants. Consequently, the Company expects to record additional non-cash compensation expense and expects the amount of such additional expense to be material. The tax consequences associated with these matters are currently being reviewed. As a result of these adjustments, the Company expects to restate its financial statements for fiscal years 2002 through 2006. The restatement will also affect financial statements for earlier fiscal years and adjustments for those earlier years will be reflected as part of the opening balances in the financial statements for the restatement period.

    Because of the pending restatement of the Company's historical financial statements, additional results for the third fiscal quarter will not be available until the restated financial statements have been filed with the SEC, the Company will be unable to file its Quarterly Report on Form 10-Q for the period ended October 29, 2006 ("Third Quarter Form 10-Q") by the date required by the SEC, and all financial numbers presented in this release should be considered estimates. For additional information regarding the Company's pending restatement and status with Nasdaq, see the Form 8-Ks filed with the SEC on July 20, 2006 and November 27, 2006.

    Operating expenses for the third quarter of fiscal year 2007 included approximately $4.9 million related to the stock options investigation, SEC inquiry, the grand jury subpoena, the previously announced derivative litigation, the restatement, and related matters.

    As previously announced, the Company's securities are subject to delisting from The Nasdaq Global Market because the Company has not yet filed its Forms 10-Q for the fiscal quarters ended April 30, 2006 and July 30, 2006 ("First Quarter and Second Quarter Forms 10-Q") and is therefore not in compliance with Nasdaq's continued listing standards. The Company presented its case to a Nasdaq Listing Qualifications Panel ("Panel") and on August 29, 2006 the Panel granted the Company until November 10, 2006 to regain compliance with the continued listing standards. Later, at the request of the Company, the Panel granted an extension, setting November 27, 2006 as the deadline for the Company to file all required restatements, its First Quarter Form 10-Q, and its Second Quarter Form 10-Q in order to regain compliance with Nasdaq's continued listing standards. The Company recently has been notified that the Nasdaq Listing and Hearing Review Council ("Listing Council"), in response to the Company's request, has called the Panel's decision for review and has stayed any future Panel determinations to suspend the Company's securities from trading until the review process runs its course. If the Listing Council determines it is appropriate, it may grant the Company additional time to regain compliance, until the earlier of 60 days from the date of its decision or 180 days from the Panel's decision. The Company continues to work diligently to file all required reports with the SEC as quickly as possible and thereby regain compliance with Nasdaq's listing requirements, but it can provide no assurances that it will be able to do so.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

    Forward-Looking and Cautionary Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes," "projects," "should," "will," "plans" and similar words.

    Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include worldwide economic and political conditions, the timing and duration of semiconductor market upturns or downturns, demand for cellular phones, personal computers and automated test equipment, demand for semiconductor devices in general, demand for the Company's products in particular, competitors' actions, supply from key third-party silicon wafer foundries and assembly contractors, manufacturing costs and yields, relations with strategic customers, and risks associated with the businesses of major customers. In addition to considering these risks and uncertainties, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2006, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the risks and uncertainties inherent in forecasts of revenue and gross margin and in other projected matters, forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    In addition, there are a number of risks associated with matters relating to the Company's historical stock option practices. We cannot predict when the restatement will be completed and there may be negative tax or other implications for the Company resulting from the accounting adjustments. We cannot predict the outcome of the SEC inquiry, the internal investigation, or any other lawsuit or other proceeding related to the Company's stock option practices. There can be no assurance that we will maintain our Nasdaq listing. We could also be subjected to other lawsuits and could become the subject of other regulatory investigations in addition to those now underway. Dealing with matters related to historical stock option practices could divert management's attention from our operations and expenses arising from management's review, the investigation conducted by a Special Committee of the Board of Directors, the restatement, related litigation and other associated activities are expected to continue to be significant. Current and former employees, officers and directors have sought, and will likely continue to seek, indemnification or advancement or reimbursement of expenses from the Company, including attorneys' fees, with respect to current or future proceedings related to stock option practices. These events could adversely affect our business and the price of our common stock.



    CONTACT: Semtech Corporation
             Todd German, Investor Relations, 805-480-2004